                          CERTIFICATE OF RESTATEMENT OF

                          ARTICLES OF INCORPORATION OF

                                  F5 LABS, INC.

         Pursuant to the provisions of the Washington Business Corporation Act, RCW 23.B.10.070, the following Certificate of Restatement of the Articles of Incorporation of F5 Labs, Inc. (the "Corporation") is submitted for filing.

         FIRST: The name of this corporation is F5 Labs, Inc. The original Articles of Incorporation of F5 Labs, Inc. was filed with the Secretary of State of the State of Washington on February 26, 1996.

         SECOND:  The Restated Articles of Incorporation of F5 Labs, Inc.
in the form attached hereto as Exhibit A have been duly adopted by the Board of Directors of the Corporation on July 27, 1998 and duly approved in accordance with the provisions of RCW 23B.10.030, 23B.10.040 and 23B.10.070 by the shareholders of the Corporation.

         THIRD: The Restated Articles of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

         FOURTH: The amendments contained in the Restated Articles of Incorporation do not provide for any exchange, classification or cancellation of issued shares.

         IN WITNESS WHEREOF,  F5  Labs,  Inc.  has  caused  this
Certificate of Restatement of Articles of Incorporation to be signed by the President this 20th day of August, 1998.

                                        F5 Labs, Inc.



                                        By /s/ Jeffrey Hussey
                                          ----------------------------------
                                              President

                                                                     EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  F5 LABS, INC.


                                       I.

         The name of this Corporation (hereinafter called the or this "Corporation") is F5 LABS, INC.

                                       II.

         The address of the registered office of this Corporation in the State of Washington is F5 Labs, Inc., 200 First Avenue West, Suite 500, Seattle, WA 98119, and the name of the registered agent of this Corporation in the State of Washington at such address is Joann Reiter.

                                      III.

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act.

                                       IV.

     A. This Corporation is authorized to issue two classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that this Corporation shall have authority to issue is sixteen million (16,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is four million (4,000,000). The total number of shares of Common Stock this Corporation shall have authority to issue is twelve million (12,000,000). The Preferred Stock shall have no par value, and the Common Stock shall have no par value.

     B. The Preferred Stock shall be divided into series. The first series shall consist of four hundred thousand (400,000) shares and is designated "Series A Preferred Stock." The second series shall consist of one million two hundred fifty thousand (1,250,000) shares and is designated "Series B Preferred Stock." The third series shall consist of one hundred fifty six thousand two hundred fifty (156,250) shares and is designated "Series C Preferred Stock." The fourth series shall consist of one million one hundred four thousand four hundred twenty-nine (1,138,438) shares and is designated "Series D Preferred Stock." The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be

                                     1.

stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Washington Business Corporation Act. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A, B, C or D Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. The powers, preferences, rights, restrictions, and other matters relating to the Series A, B, C and D Preferred Stock are as follows:

          1.   DIVIDENDS.

               a. The holders of the Series D Preferred Stock shall be entitled to receive dividends at the rate of sixty-eight cents ($0.68), per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation or Series A, B or C Preferred Stock during any fiscal year of the Corporation until dividends in the total amount of sixty-eight cents ($0.68) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series D Preferred Stock shall have been paid or declared and set apart during that fiscal year. No dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section C.1) is paid with respect to all outstanding shares of Series A, B, C and D Preferred Stock in an amount for each such share of Series A, B, C and D Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A, B, C and Series D Preferred Stock could then be converted. No right shall accrue to holders of shares of Series A, B, C and D Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

               b. In the event the Corporation shall declare a distribution (other than any distribution described in Section C.2 or C.3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A, B, C and D Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A, B, C and D Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A, B, C and D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                                     2.

          2.   LIQUIDATION PREFERENCE.

               a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Series A, B and C Preferred Stock by reason of their ownership thereof, the amount of thirteen dollars and fifty-eight cents ($13.58) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               b. After payment to the holders of the Series D Preferred Stock of the amounts set forth in Section C.2.a above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A and C Preferred Stock and the Common Stock by reason of their ownership thereof, the amount of one dollar and sixty cents ($1.60) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared and unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               c. After payment to the holders of the Series B Preferred Stock of the amounts set forth in Section C.2.b above, the holders of the Series A and C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of three dollars ($3.00) and nine dollars and sixty cents ($9.60) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), respectively, plus all declared and unpaid dividends; PROVIDED, HOWEVER, that in the event of a liquidation, dissolution or winding up of the Corporation where the valuation of the Corporation in connection with such event is less than twenty million dollars ($20,000,000), then the holders of the Series A Preferred Stock shall receive the preferential amount described above, and the assets of the Corporation available for distribution shall thereafter be distributed ratably among the holders of the Common Stock and the Series A Preferred Stock based on the number of shares of Common Stock held by each (assuming full conversion of all shares of Series A Preferred Stock then outstanding) pursuant to Section 2.d; PROVIDED, FURTHER, that in the event of a liquidation, dissolution or winding up of the Corporation where the valuation of the Corporation in connection with such event is equal to or greater than twenty million dollars ($20,000,000), then the holders of the Series A Preferred Stock shall not receive the preferential amount described above, but the assets of the Corporation available for distribution shall be distributed

                                     3.

ratably among the holders of the Common Stock and the Series A Preferred Stock based on the number of shares of Common Stock held by each (assuming full conversion of all shares of Series A Preferred Stock then outstanding) pursuant to Section 2.d. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A and C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A and C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               d. After payment to the holders of the Series A, B, C and D Preferred Stock of the amounts set forth in Sections C.2.a, C.2.b and C.2.c above and subject to the provisions of such sections, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock and, if applicable, the holders of the Series A Preferred Stock.

               e. For purposes of this Section C.2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) that results in the shareholders owning less than fifty percent (50%) of the surviving company or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A, B, C and D Preferred Stock and Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section C.2(f) below) amounts as specified in Sections C.2.a, C.2.b, C.2.c and C.2.d above.

               f. Whenever the distribution provided for in this Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

          3.   REDEMPTION.

               a. If the holders of at least an aggregate of two-thirds (2/3) of the Series D Preferred Stock outstanding deliver a request for redemption of the Series D Preferred Stock on or prior to August 01, 2003, this Corporation shall redeem, from any source of funds legally available therefor, all of the Series D Preferred Stock in three (3) annual installments beginning on August 24, 2003, and continuing thereafter on each August ____ (each, a "Series D Redemption Date") until August 24, 2005, whereupon the remaining Series D Preferred Stock outstanding shall be redeemed. The Corporation shall effect such redemptions on the applicable Series D Redemption Dates by paying in cash in exchange for the shares of Series D Preferred Stock to be redeemed a sum equal to six dollars and seventy-nine cents ($6.79) per share of Series
D Preferred Stock plus all declared and unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series D Redemption Price"). The number of shares of Series D Preferred Stock that the Corporation shall be required under this Section C.3.a to redeem on any one (1) Series D Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series D Preferred Stock

                                     4.

outstanding immediately prior to the Series D Redemption Date by (ii) the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies). Any redemption effected pursuant to this Section C.3.a shall be made on a pro-rata basis among the holders of the Series D Preferred Stock in proportion to the shares of Series D Preferred Stock then held by them.

               b. As used herein and in Section C.3.c below, the term "Redemption Date" shall refer to the "Series D Redemption Date," and the term "Redemption Price" shall refer to each of the "Series D Redemption Price." At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section C.3.c, on or within five (5) days after the Redemption Date, each holder of Series D Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               c. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series D Preferred Stock designated for redemption in the Redemption Notice as holders of Series D Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series D Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series D Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred Stock. The shares of Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series D Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

               d. On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series D Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate

                                     5.

capital and surplus in excess of one hundred million dollars ($100,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section C.3.b above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section C.3.d for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section C.5 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section C.3.d remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          4.   VOTING RIGHTS; DIRECTORS.

               a. Each holder of shares of the Series A, B, C and D Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A, B, C and D Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A, B, C and D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

               b. The Board of Directors shall consist of six (6) members. The holders of Series D Preferred Stock, as a class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors. The holders of Common Stock, as a class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors. The holders of the Common Stock and the Series A, B, C and D Preferred Stock, voting together as a single class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors.

               c. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series D Preferred Stock, the Common Stock or the Series A, B, C and D Preferred Stock and Common Stock pursuant to the second, third and fourth sentences of Section C.4.b hereof, the remaining director or directors so elected by the

                                     6.

holders of the Series D Preferred Stock, the Common Stock or the Series A, B, C and D Preferred Stock and Common Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one
(1), or if there is no such director remaining, by the affirmative vote of the holders of a majority of the shares of that class) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series D Preferred Stock, the Common Stock or the Series A, B, C and D Preferred Stock and Common Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series D Preferred Stock, the Common Stock or the Series A, B, C and D Preferred Stock and Common Stock, voting together as a single class, as the case may be.

          5.   CONVERSION.

               The holders of the Series A, B, C and D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               a.   RIGHT TO CONVERT.

                    i. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing three dollars ($3.00) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be one dollar ($1.00) per share of Common Stock (which price reflects a past adjustment for the stock dividend of two (2) shares of Common Stock paid on each share of Common Stock outstanding as of December 2, 1996). Such initial Series A Conversion Price shall be adjusted as hereinafter.

                   ii. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one dollar and sixty cents ($1.60) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be one dollar and sixty cents ($1.60) per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

                  iii. Each share of Series C Preferred Stock shall be initially convertible, at the option of the holder thereof, at any time after the date of issuance of such, at the office of the Corporation or any transfer agent for such stock, into three (3) fully paid and nonassessable shares of Common Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying three (3) by the difference between (A) the

                                     7.

quotient of three dollars and twenty cents ($3.20) divided by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion and (B) one (1). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the "Series C Conversion Price") shall initially be three dollars and twenty cents ($3.20) per share of Common Stock. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

                   iv. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing six dollars and seventy-nine cents ($6.79) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (the "Series D Conversion Price") shall initially be six dollars and seventy-nine cents ($6.79) per share of Common Stock. Such initial Series D Conversion Price shall be adjusted as hereinafter provided.

               b.   AUTOMATIC CONVERSION.

                    i. Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the then-effective Series A Conversion Price immediately upon (i) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding nine dollars ($9.00) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which exceed twelve million dollars ($12,000,000) or (ii) the conversion of two-thirds (2/3) of the shares of Series A Preferred Stock originally issued (as adjusted for any stock dividends, combinations or splits with respect to such shares).

                   ii. Each share of Series B Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the then-effective Series B Conversion Price immediately upon (i) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding six dollars and forty cents ($6.40) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which exceed eight million dollars ($8,000,000) or
(ii) the conversion of two-thirds (2/3) of the shares

                                     8.

of Series B Preferred Stock originally issued (as adjusted for any stock dividends, combinations or splits with respect to such shares).

                  iii. Each share of Series C Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the then-effective Series C Conversion Price immediately upon (i) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding six dollars and forty cents ($6.40) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which exceed eight million dollars ($8,000,000) or
(ii) the conversion of two-thirds (2/3) of the shares of Series C Preferred Stock originally issued (as adjusted for any stock dividends, combinations or splits with respect to such shares).

                   iv. Each share of Series D Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the then-effective Series D Conversion Price immediately upon (i) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding ten dollars ($10.00) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which exceed fifteen million dollars ($15,000,000) or (ii) the conversion of a majority of the shares of Series D Preferred Stock originally issued (as adjusted for any stock dividends, combinations or splits with respect to such shares).

               c.   MECHANICS OF CONVERSION.

                    i. Before any holder of Series A, B, C or D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, B, C or D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A, B, C or D Preferred Stock to be converted, and the person or persons entitled to receive the shares of

                                     9.

Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                   ii. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A, B, C or D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A, B, C or D Preferred Stock shall not be deemed to have converted such Series A, B, C or D Preferred Stock until immediately prior to the closing of such sale of securities.

               d. ADJUSTMENTS TO SERIES A, B, C OR D CONVERSION PRICES FOR CERTAIN DILUTING ISSUES.

                    i. SPECIAL DEFINITIONS. For purposes of this Section C.5.d, the following definitions apply:

                         1)   "OPTIONS" shall mean rights, options, or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                         2)   "ORIGINAL ISSUE DATE" shall mean the date on
which a share of Series A, B, C, or D Preferred Stock was first issued.

                         3)   "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series A, B, C, or D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         4)   "ADDITIONAL SHARES OF COMMON STOCK" shall
mean all shares of Common Stock issued (or, pursuant to Section C.5.d.ii, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              a)   to employees, officers or directors of,
or consultants or advisors to, the Corporation or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, subject to adjustment for all subdivisions and combinations;

                              b)   pursuant to any rights or agreements
outstanding as of the original issuance date of the Series D Preferred Stock or pursuant to options and warrants outstanding as of the original issuance date of the Series D Preferred Stock;

                              c)   pursuant to a merger, consolidation,
acquisition or similar business combination approved by the Board of Directors;

                              d)   in connection with any stock split,
stock dividend or recapitalization by the Corporation;

                                     10.

                              e)   upon conversion of the shares of Series
A, B, C or D Preferred Stock;

                              f)   pursuant to any equipment leasing
arrangement, or pursuant to debt financing from a bank or other financial institution approved by the Board of Directors;

                              g)   pursuant to a registration statement filed
by the Corporation under the Securities Act for a public offering in connection with which all outstanding shares of Series D Preferred Stock are converted to Common Stock;

                              h)   in connection with strategic transactions
involving the Corporation and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements, provided that such strategic transactions and the issuance of shares therein, have been approved by the Corporation's Board of Directors; or

                              i)   issued upon receipt of written consent or
approval of the holders of two-thirds (2/3) of the Series D Preferred Stock.

                        ii. DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common
Stock are deemed to be issued:

                              1)   no further adjustments in the Series A, B, C
or D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              2)   if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A, B, C or D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (PROVIDED, HOWEVER, that no such adjustment of the Series A, B, C or D Conversion

                                     11.

Price shall affect Common Stock previously issued upon conversion of the Series A, B, C or D Preferred Stock);

                              3)   upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A, B, C or D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                   a)   in the case of Convertible Securities or
Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and

                                   b)   in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section C.5.d upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              4)   no readjustment pursuant to clause (2) or (3)
above shall have the effect of increasing the Series A, B, C or D Conversion Price to an amount which exceeds the lower of (a) the Series A, B, C or D Conversion Price on the original adjustment date, or (b) the Series A, B, C or D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              5)   in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A, B, C or D Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                       iii. ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5.d.ii) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be adjusted, concurrently with such

                                     12.

issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued; PROVIDED HOWEVER, that the Conversion Price of each series of Preferred Stock shall at no time exceed the respective Original Issue Price of such series of Preferred Stock, as adjusted for stock splits, stock dividends, combinations and the like. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A, B, C or D Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                        iv. DETERMINATION OF CONSIDERATION. For purposes of this Section C.5.d, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              1)   CASH AND PROPERTY.  Such consideration shall:

                                   a)   insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation;

                                   b)   insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                   c)   in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                              2)   OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.5.d.ii, relating to Options and Convertible Securities, shall be determined by dividing:

                                   a)   the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible

                                     13.

Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                   b)   the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

               e. ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

               f. ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Series A, B, C and D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.5.e above or a merger or other reorganization referred to in Section C.2.c above), the Series A, B, C and D Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A, B, C and D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A, B, C and D Preferred Stock immediately before that change.

               g. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than as defined in Section C.2.c or as recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section C.5) as a part of such capital reorganization, provision shall be made so that the holders of the Series A, B, C and D Preferred shall thereafter be entitled to receive upon conversion of the Series A, B, C and D Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in

                                     14.

respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.5 with respect to the rights of the holders of Series A, B, C and D Preferred after the capital reorganization to the end that the provisions of this Section C.5 (including adjustment of the Series A, B, C and D Conversion Price then in effect and the number of shares issuable upon conversion of the Series A, B, C and D Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               h. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, B, C and D Preferred Stock against impairment.

               i. CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section C.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, B, C or D Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A, B, C or D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A, B, C or D Preferred Stock.

               j. NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A, B, C and D Preferred Stock:

                    i. at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                   ii.   in the case of the matters referred to in (iii) and
(iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and

                                     15.

specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

               k. ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A, B, C or D Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               l. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, B, C and D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, B, C and D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, B, C and D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

               m. FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A, B, C or D Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A, B, C or D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

               n. NOTICES. Any notice required by the provisions of this Section C.5 to be given to the holders of shares of Series A, B, C or D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

          6.   RESTRICTIONS AND LIMITATIONS.

               a. The Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting as a class:

                    i. Increase the authorized amount of Series B Preferred Stock or Common Stock;

                                     16.

                   ii. Create any other class or series of stock ranking on a parity with or senior to the Series B Preferred Stock with respect to the right to receive assets upon the liquidation, dissolution or winding-up of the affairs of the Corporation;

                  iii. Amend, alter or repeal the Restated Articles of Incorporation of the Corporation, except for amendments to or restatements of such Articles as may be permitted by the Washing Business Corporation Act without shareholder approval; or

                   iv. Effect any sale, lease or transfer of all or substantially all of the assets of the Corporation, or any consolidation, merger or statutory exchange of shares involving the Corporation, or any reclassification or other change of stock, or any recapitalization, or any dissolution, liquidation or winding-up of the Corporation (except for transactions pursuant to arrangements with respect to which the holders or subscribers of a majority of the aggregate number of shares of Series B Preferred Stock have previously waived, in writing, their rights to a special class vote under this Section 6.a).

               b. The Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series C Preferred Stock, voting as a class:

                    i. Increase the authorized amount of Series C Preferred Stock or Common Stock;

                   ii. Create any other class or series of stock ranking on a parity with or senior to the Series C Preferred Stock with respect to the right to receive assets upon the liquidation, dissolution or winding-up of the affairs of the Company;

                  iii. Amend, alter or repeal the Restated Articles of Incorporation of the Corporation, except for amendments to or restatements of such Articles as may be permitted by the Washington Business Corporation Act without shareholder approval; or

                   iv. Effect any sale, lease or transfer of all or substantially all of the assets of the Corporation, or any consolidation, merger or statutory exchange of shares involving the Corporation, or any reclassification or other change of stock, or any recapitalization, or any dissolution, liquidation or winding-up of the Corporation (except for transactions pursuant to arrangements with respect to which the holders or subscribers of a majority of the aggregate number of shares of Series C Preferred Stock have previously waived, in writing, their rights to a special class vote under this Section 6.b).

               c. So long as at least two hundred thousand (200,000) shares (as adjusted for stock splits, stock dividends, combinations and the like) of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series D Preferred Stock, voting as a class:

                    i. Alter or change the rights, preferences or privileges of the Series D Preferred Stock;

                                     17.

                   ii. Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A, B, C or D Preferred Stock or Common Stock;

                  iii. Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series D Preferred Stock as to rights, preferences or privileges;

                   iv. Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares;

                    v. Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation, or any reclassification or other change of any stock, or any recapitalization of the Corporation;

                   vi. Amend, alter or repeal the Restated Articles of Incorporation of the Corporation, except for amendments to or restatements of such Articles as may be permitted by the Washington Business Corporation Act without shareholder approval;

                  vii. Amend or waive any provision of its Bylaws if such amendment or waiver would change any of the rights, preferences or privileges provided for herein or therein for the benefit of any shares of Series D Preferred Stock;

                 viii. Increase or decrease the authorized number of directors of the Corporation; or

                   ix. Pay or declare any dividend on any shares of Common or Preferred Stock not otherwise provided for here.

          7. NO REISSUANCE OF SERIES A, B, C OR D PREFERRED STOCK. No share or shares of Series A, B, C or D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                       V.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section C.6 of Article FOURTH, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the shareholders; PROVIDED, HOWEVER, that the grant of such power to the Board of Directors shall

                                     18.

not divest the shareholders of nor limit their power, subject to the provisions of Section C.6 of Article FOURTH, to adopt, amend, repeal or otherwise alter the Bylaws.

                                       VI.

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                      VII.

     The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Articles of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on shareholders herein are granted subject to this reservation.

                                      VIII.

     Pursuant to RCW 23B.07.040(1)(a)(ii) (as may hereafter be amended or supplemented), any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                       IX.

     A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310 (as may hereafter be amended or supplemented), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                       X.

     A. RIGHT TO INDEMNIFICATION. Any individual who is, was, or is threatened to be made a party to or is otherwise involved in (including without limitation as a witness) any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the Corporation or that, while a director or officer, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee

                                     19.

benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation, to the full extent permissible by applicable law as then in effect, against all expenses and liabilities (including without limitation any obligation to pay any judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or expense incurred with respect to the proceeding, including attorneys' fees) actually and reasonably incurred or suffered by such individual in connection therewith; PROVIDED, HOWEVER, that the Corporation shall not indemnify any director from or on account of: (a) any act or omission of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) any conduct of the director finally adjudged to be in violation of RCW 23B.08.310 (as may hereafter be amended or supplemented); or (c) any transaction with respect to which it is finally adjudged that the director personally received a benefit in money, property or services, to which the director was not legally entitled; and further provided that except as provided in the following paragraph with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such individual seeking indemnification in connection with a proceeding (or part thereof) initiated by such individual only if such proceeding (or part thereof) initiated by such individual only if such proceeding (or part thereof) was, prior to its initiation, authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation for the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written undertaking, by or on behalf of the director or officer, in the form of a general unlimited obligation to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph or otherwise. The right to indemnification as provided herein shall continue as to an individual who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

     B. RIGHT OF CLAIMANT TO APPLY FOR COURT ORDER. If a claim made on the Corporation for indemnification under the preceding paragraph of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter commence an action or otherwise petition a court to order the Corporation to pay the unpaid amount of such claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of obtaining such a court order. A claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim to the Corporation or, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation; and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the filing of such petition that indemnification or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                                     20.

     C. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Articles in Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     D. INSURANCE, CONTRACTS AND FUNDING. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such individual against such expense, liability or loss under the Washington Business Corporation Act. Without further shareholder action, the Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     E. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. From time to time by action of its Board of Directors, the Corporation may provide to employees and agents of the Corporation indemnification and payment of expenses in advance of the final disposition of a proceeding to the same extent provided to officers of the Corporation by the provisions of this Article or pursuant to rights granted in or provided by the Washington Business Corporation Act.

                                       XI.

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

                                      XII.

     The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this Corporation.

                                      XIII.

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.


          /s/ Jeff Hussey
         --------------------------------
         Jeff Hussey
         President and CEO

                                     21.

                              ARTICLES OF AMENDMENT
                                     TO THE
                      RESTATED ARTICLES OF INCORPORATION OF
                                  F5 LABS, INC.

         Pursuant to the Washington Business Corporations Act, F5 Labs, Inc. a Washington corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation.

         1. Article IV, paragraph A of the Corporation's Restated Articles of Incorporation is revised to read as follows:

         "A. This Corporation is authorized to issue two classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that this Corporation shall have authority to issue is sixty million (60,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is ten million (10,000,000). The total number of shares of Common Stock this Corporation shall have authority to issue is fifty million (50,000,000). The Preferred Stock shall have no par value, and the Common Stock shall have no par value."

         2. This Amendment was adopted by the Board on January 13, 1999.

         3. This Amendment was approved by consent of the shareholders in accordance with RCW 23B.070.040, RCW 23B.10.030 and Section 1 of Article IV of the Corporation's Bylaws on January 27, 1999.



Dated this 27th day of January, 1999.


                                        F5 LABS, INC.


                                        By: /s/ Jeffrey S. Hussey
                                           ---------------------------------
                                        Jeffrey S. Hussey, President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  F5 LABS, INC.


         Pursuant to RCW 23B.10, F5 Labs, Inc. a Washington corporation (the "Corporation"), adopts the following articles of Amendment to its Articles of Incorporation.

         1.       Article 1 is amended in its entirety to read as follows:

                                       I.

                  The name of this Corporation (hereinafter called the or this "Corporation") is F5 Networks, Inc.

         2.       This amendment was adopted on February 17, 1999.

         3. This amendment was adopted by the directors. Shareholder approval was not required.


                  DATED this 3rd day of March, 1999.


                                      F5 Labs, Inc.


                                      By: /s/ Jeffrey S. Hussey
                                          Jeffrey S. Hussey
                                          President and Chief Executive Officer